Exhibit 16.1

September 3, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Ameris Bancorp’s statements included under Item 4.01 of its Form 8-K filed on September 3, 2008, and we agree with such statements concerning our firm.

                                               /s/ Mauldin & Jenkins, LLC